                                                                     EXHIBIT 4.3

                      FIRST AMENDMENT TO CREDIT AGREEMENT


     This First Amendment to Credit Agreement, dated as of February 1, 1995, is between and among ALCO STANDARD CORPORATION, an Ohio Corporation (the "Company"), those subsidiaries of the Company set forth in Exhibit A hereto (the "Subsidiary Borrowers"), the banking institutions set forth in Exhibit B hereto (the "Banks") and CORESTATES BANK, N.A., as agent for the Banks (the "Agent").


                                  BACKGROUND

     The Company, the Subsidiary Borrowers, the Banks and the Agent are parties to a Credit Agreement dated December 1, 1994 (the "Agreement"). Such parties wish to amend the Agreement in the manner set forth in this First Amendment to Credit Agreement (the "First Amendment").

     NOW THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto agree as follows:

     1.   The definition of "Finance Leasing Subsidiaries" contained in Section
1.1 of the Agreement is hereby amended in its entirety so that such definition, as so amended, shall read as follows:

          "Finance Leasing Subsidiaries" shall mean Alco Capital Resource, Inc.,
           ----------------------------
          a Delaware corporation, Alco Capital Resource Canada Limited, a Canadian corporation, TNL Financial, Inc., a Texas corporation, Erskine Capital Limited, an English company, and their respective successor corporations.

     2. Section 5.2 of the Agreement, entitled "Funded Debt to Net Worth Ratio," shall be amended by inserting at the end of such section the following additional sentence:

          "For purposes of calculating such ratio, Finance Leasing Subsidiaries shall be excluded from the definition of `Consolidated Subsidiaries.'"

     3. This First Amendment shall be effective once each of the Company, the Subsidiary Borrowers, the Banks and the Agent have executed and delivered this First Amendment (which may be in counterparts) to the Agent.

     4. Each of the Company and the Subsidiary Borrowers represents and warrants to the Banks that the execution and delivery of this First Amendment have been duly authorized by all necessary corporate or company action on its part and this First Amendment is the legal, valid and binding obligation of such corporation or company, enforceable against such corporation or company in accordance with its terms.

     5. Except as expressly amended hereby, all of the terms and conditions of the Agreement shall remain in effect, and the amendments provided for herein shall be limited precisely as set forth herein.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective officers of the date first above written.

                                            ALCO STANDARD CORPORATION


                                            By: /s/ Signature
                                               ----------------------------
                                            Title: [Title]

ERSKINE HOUSE GROUP PLC                     ERSKINE LIMITED


By: /s/ Signature                           By: /s/ Signature
   -----------------------------               ----------------------------
Title: [Title]                              Title: [Title]


                                            CORESTATES BANK, N.A.,
BANK ONE, COLUMBUS, NA                       for itself and as Agent


By: /s/ Signature                           By: /s/ Signature
   -----------------------------               ----------------------------
Title: [Title]                              Title: [Title]


FIRST BANK NATIONAL
  ASSOCIATION                               SHAWMUT BANK CONNECTICUT, N.A.


By: /s/ Signature                           By: /s/ Signature
   -----------------------------               ----------------------------
Title: [Title]                              Title: [Title]


CHEMICAL BANK                               NATIONSBANK OF NORTH CAROLINA, N.A.


By: /s/ Signature                           By: /s/ Signature
   -----------------------------               ----------------------------
Title: [Title]                              Title: [Title]

THE CHASE MANHATTAN
 BANK, N.A.                                  TRUST COMPANY BANK


By: /s/ Signature                            By: /s/ Signature
   -------------------------------              -----------------------------
Title: [Title]                               Title: [Title]


                                             FIRST FIDELITY BANK,
THE TORONTO-DOMINION BANK                     NATIONAL ASSOCIATION


By: /s/ Signature                            By: /s/ Signature
   -------------------------------              -----------------------------
Title: [Title]                               Title: [Title]


BANK OF AMERICA ILLINOIS                     SOCIETY NATIONAL BANK


By: /s/ Signature                            By: /s/ Signature
   -------------------------------              -----------------------------
Title: [Title]                               Title: [Title]


FIRST INTERSTATE BANK OF                     DEUTSCHE BANK AG, NEW YORK BRANCH
 CALIFORNIA                                   AND/OR CAYMAN ISLANDS BRANCH


By: /s/ Signature                            By: /s/ Signature
   -------------------------------              -----------------------------
Title: [Title]                               Title: [Title]


By: /s/ Signature                            By: /s/ Signature
   -------------------------------              -----------------------------
Title:[Title]                                Title: [Title]

                                                                       EXHIBIT A



                             SUBSIDIARY BORROWERS

                                Erskine Limited

                            Erskine House Group PLC

                                                                       EXHIBIT B


                             BANKING INSTITUTIONS


                             CoreStates Bank, N.A.
                               Deutsche Bank AG
                           The Toronto-Dominion Bank
                           Bank of America Illinois
                        The Chase Manhattan Bank, N.A.
                                 Chemical Bank
                      NationsBank of North Carolina, N.A.
                        Shawmut Bank Connecticut, N.A.
                              Trust Company Bank
                            Bank One, Columbus, NA
                        First Bank National Association
                   First Fidelity Bank, National Association
                      First Interstate Bank of California
                             Society National Bank










                                      B-1